SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2006

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-88168	30-0041666
Delaware	333-88168	06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Tampa City Center, Suite 700

Tampa, Florida 33602

Telephone: (813) 273-3000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

A.	Amendment No. 2 to Amended and Restated Senior Management Agreement with G. Edward Evans

On January 9, 2006, Syniverse Holdings, Inc. and Syniverse Technologies, Inc. (collectively, the “Company”) entered into an Amendment No. 2 to Amended and Restated Senior Management Agreement (the “Amendment”) with G. Edward Evans. The senior management agreement was amended to memorialize Mr. Evans’ transition from Chief Executive Officer of the Company to Chairman of the Board of Directors of the Company. Pursuant to the Amendment, Mr. Evans resigned as Chief Executive Officer of the Company and agreed to serve as the Chairman of the Board until the Company’s 2007 annual stockholders meeting. Mr. Evans will continue to be employed by the Company in his capacity as Chairman and receive his current salary and benefits through December 31, 2006. The Amendment also memorialized Mr. Evans’ intention to assume the Company’s lease of its Oklahoma City, Oklahoma office space currently utilized by Mr. Evans and either assume the lease of, or purchase outright, the Company’s aircraft following December 31, 2006. The Company will have no further obligation vis-à-vis Mr. Evans to maintain such leases following the earlier to occur of the Company’s 2007 annual shareholder meeting and the assumption of such leases. In the event that Mr. Evans either assumes the aircraft lease or purchases the plane, he will reimburse the Company for its initial security deposit on the lease together with the net book value of certain refurbishments to the plane completed in 2004. The other terms of the senior management agreement were not affected.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

B.	Employment Agreement with Tony G. Holcombe

On January 9, 2006, the Company entered into an Employment Agreement with Tony G. Holcombe pursuant to which Mr. Holcombe will serve as the President and Chief Executive Officer of the Company.

The Employment Agreement provides that Mr. Holcombe will receive an annual base salary of $500,000, subject to increase by the Company’s Compensation Committee. For each calendar year of employment, Mr. Holcombe is eligible for an annual bonus equal to 60% of his annual salary based upon the achievement of performance objectives for such calendar year as approved by the Compensation Committee or a maximum annual bonus, as determined by the Compensation Committee, of up to 100% of his annual base salary if the Compensation Committee determines that Mr. Holcombe and the Company have substantially exceeded such performance objectives.

Mr. Holcombe’s employment will continue until (i) he resigns without good reason, (ii) he terminates his employment for good reason, (iii) our board of directors decides to terminate his employment with cause, (iv) our board of directors decides to terminate his employment without cause, or (v) his disability or death. If his employment is terminated by us without cause or by Mr. Holcombe for good reason or by reason of his death or disability, then we will be obligated to pay Mr. Holcombe or his estate his annual base salary for a one-year period commencing on the date of termination, his bonus for the then current fiscal year and COBRA benefits for a period of one year.

The Employment Agreement provides that Mr. Holcombe will receive a one-time cash signing bonus of $250,000 as compensation or reimbursement for all moving, transition, relocation and legal expenses incurred in connection with the employment agreement and, subject to the approval by the stockholders of Syniverse Holdings, Inc. of the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan, options to purchase an aggregate of 500,000 shares of the common stock of Syniverse Holdings, Inc. and a one-time grant of 100,000 shares of restricted stock. The options will be issued in five equal annual installments, so long as Mr. Holcombe remains in the employ of the Company on each installment date and each option will vest in three equal annual installments. The shares of restricted stock will vest in five equal annual installments. Mr. Holcombe will be entitled to resign with good reason if, among other things, the stockholders of Syniverse Holdings, Inc. fail to approve the 2006 Long-Term Equity Incentive Plan by June 30, 2006.

Upon the consummation of a sale of the Company, all options and shares of restricted stock that have not yet become vested will automatically become vested at the time of such event, if as of the date of such event, Mr. Holcombe is employed by the Company and, in the event that Mr. Holcombe’s employment is terminated without cause or Mr. Holcombe resigns with good reason within 180 days prior to the date of such event, all options and shares of restricted stock that have not yet become vested will automatically become vested at the time of such event.

In his employment agreement, Mr. Holcombe agrees to limitations on his ability to disclose any of our confidential information, and acknowledges that all inventions relating to his employment belong to us. Mr. Holcombe also agrees not to compete with us anywhere in the world or to solicit our employees for either the period during which he receives severance, if he is terminated without cause or if he resigns for good reason, or for two years after his termination, if he resigns without good reason or if we terminate his employment for cause.

The Employment Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the terms of the Amendment, as described above, G. Edward Evans tendered his resignation as the Company’s Chief Executive Officer effective January 9, 2006. Mr. Evans remains as Chairman of the Board of the Company, and he will continue to work for the Company pursuant to the terms of the Amendment. On January 6, 2006, the Compensation Committee of the Board of Directors of the Company, in accordance with the terms of the Employment Agreement, as described above, appointed Tony G. Holcombe as Chief Executive Officer of the Company, effective January 9, 2006. The material terms of Mr. Holcombe’s employment are described in Item 1.01 above and are incorporated herein by reference. A copy of the press release announcing Mr. Evans’ resignation and the appointment of Mr. Holcombe is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference in its entirety.

In addition, on January 9, 2006, Tony G. Holcombe tendered his resignation as a member of the Audit Committee and the Compensation Committee of the Company. On January 6, 2006, the Board of Directors of the Company appointed Robert J. Marino to fill the newly created vacancy on the Audit Committee and Jack Pearlstein to fill the newly created vacancy on the Compensation Committee.

Mr. Holcombe, who is 50 years of age, has previously served and continues to serve as a Board member of the Company since March 2003. From December 2003 to November 2005, Mr. Holcombe served in various executive positions at Web MD, including as President of its Emdeon Business Services (formerly known as WebMD Business Services) segment from December 2003 to October 2004 and as President of Web MD from October 2004 to November 2005. From September 2002 to December 2003 Mr. Holcombe was chief executive officer of Valutec Card Solutions. From May 1997 to September 2002, Mr. Holcombe served in various executive positions at Ceridian Corporation and its subsidiaries. From November 1999 to September 2002, Mr. Holcombe served as Executive Vice President of Ceridian Corporation. In addition, Mr. Holcombe held the following positions at subsidiaries of Ceridian Corporation including President of Ceridian Employer Employee Services from November 1999 to September 2002 and President of Comdata from May 1997 to November 1999. Prior to this, Mr. Holcombe was President and Chief Executive Officer of National Processing, Inc., which provides transaction-processing services and customized processing solutions, from October 1994 to March 1997. Mr. Holcombe serves on the board of directors of TALX Corporation and Valutec Card Solutions.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment No. 2 to Amended and Restated Senior Management Agreement, dated as of January 9, 2006, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc. and G. Edward Evans.

10.2	Employment Agreement, dated as of January 9, 2006, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc. and Tony G. Holcombe.

99.1	Press Release issued on January 9, 2006 by Syniverse Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: January 9, 2006

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Raymond L. Lawless
Raymond L. Lawless
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amendment No. 2 to Amended and Restated Senior Management Agreement, dated as of January 9, 2006, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc. and G. Edward Evans.

10.2*	Employment Agreement, dated as of January 9, 2006, by and among Syniverse Holdings, Inc., Syniverse Technologies, Inc. and Tony G. Holcombe.

99.1*	Press Release issued on January 9, 2006 by Syniverse Technologies, Inc.

*	Filed herewith electronically.